UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information discussed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01	Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K (the “Current Report”) under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section.

BREIT Q3 2023 Update

BREIT was designed as an all-weather strategy to build long-term wealth across market cycles. We are pleased that BREIT has generated a +12% annualized net return (Class I) since inception almost seven years ago, ~4x publicly traded REITs.1,2 In the third quarter, BREIT (Class I) returned +2.0% and, over the last year, it has delivered ~800 basis points of outperformance vs. our non-listed REIT peers.1,3

We currently find ourselves in a “higher for longer” interest rate environment, with the 10-Year U.S. Treasury yield ending the third quarter at 4.6%. We have been operating in a rising rate environment for almost two years and during this period BREIT continued to deliver resilient performance.1 How has this positive performance been achieved? Not all real estate is created equal and where you invest really matters. At Blackstone, performance is our north star and we believe BREIT’s thoughtfully curated portfolio and high conviction, thematic investment approach are differentiated in the current environment.

Invest with the wind at your back: our high conviction, thematic approach

Since BREIT’s inception, we have been focused on sectors and markets that benefit from secular growth tailwinds which drive strong demand and cash flow growth. Looking under the hood, BREIT’s portfolio is over 50% concentrated in sectors which are experiencing high single digit or greater market rent growth, and ~70% concentrated in Sunbelt markets where population, job and wage growth are higher than the rest of the country.4,5 This has resulted in 6%+ estimated cash flow growth year to date across BREIT’s portfolio, nearly 2x inflation today.6 Additionally, market rents are 16% above BREIT’s in-place rents today, meaning as leases expire, we have the potential to adjust rents to prevailing market rates even in the absence of future rent growth.7

Back to basics: it’s all about supply and demand

While our high conviction themes are underpinned by strong demand drivers, supply is equally important. Rising rates have driven a meaningful decline in new construction which should lead to better fundamentals in the medium-term. New warehouse construction starts are down nearly 80% while apartment construction starts are down 30%+ since their peaks in 2022.8,9 Watching these trends unfold today is among the reasons why we have tremendous conviction in the outlook for BREIT.

Our early investment in data centers is a prime example of the power of both exceptionally strong demand and constrained supply. Large technology companies are in the midst of an AI arms race which we believe will be a once-in-a-generation engine for future growth in data centers. Today, we continue to see record setting demand with 22% market rent growth for 2023.10 At the same time, data center vacancy is at frictional levels (less than 3%) driven by limited supply and the need for continued development in the space.11 Since Blackstone’s acquisition of QTS Data Centers in 2021, we have tripled the size of the company, and have amassed a $15B+ data center development pipeline pre-leased to major technology companies at ~50%+ profit margins.12,13 BREIT’s exposure to data centers is now 8% of the portfolio, and data centers have been the single largest contributor to BREIT’s returns this year.14

A balance sheet insulated from rising rates and a semi-liquid structure that is working

In 2021, we anticipated an elevated interest rate environment and proactively hedged our balance sheet. BREIT benefits from 91% fixed-rate financing for the next 5 years at a 4.1% weighted average interest rate, and BREIT’s hedges have resulted in $1B+ of interest expense savings per year.15,16 While BREIT’s real estate investments have driven the vast majority of returns year to date, our active management of our balance sheet has also contributed positively to performance. Additionally, over the last year, our semi-liquid structure has worked as designed – allowing us to deliver both continued strong performance and $11.3B of liquidity to investors in a deliberate and thoughtful way.17,18 In fact, a shareholder who began submitting repurchase requests when proration began has received ~97% of their money back, and those who began submitting in the third quarter alone have received ~73% of their money back.19

Not ignoring the world around us: valuations adjusted in real-time

Rising interest rates continue to impact valuations in all asset classes, including real estate. BREIT has led the industry in adjusting valuations to reflect the rising rate environment. We remain disciplined and have widened assumed exit cap rates by +13% and discount rates by +10% since December 2021.20 Notably, during this period of cap rate expansion, there has been robust demand for BREIT’s assets at a premium: BREIT has sold $15B of lower-growth or non-core real estate at an average 4% premium to carrying values, generating over $3B of profit for BREIT investors.21

In a world where cash is producing historically attractive yields, we believe BREIT remains differentiated because it is designed to create long-term wealth. BREIT’s value proposition does not stop at its +4.5% annualized distribution rate (pre-tax).22 It also offers tax efficiency, a potential hedge to inflation and continued appreciation potential. We remain confident that despite the near-term headwind of rising interest rates, in the fullness of time, BREIT’s disciplined approach to sector and market selection should lead to compounding growth and wealth creation for our investors. We believe our leading real estate team is able to create opportunities where others cannot, and that ultimately drives our outperformance. It is in these moments of dislocation that Blackstone Real Estate has done some of its best work.

Thank you for your partnership and your continued trust in BREIT.

Preliminary Estimated Same Property Net Operating Income

The following table reconciles preliminary estimated GAAP net income (loss) to preliminary estimated same property NOI for the nine months ended September 30, 2023 and 2022 ($ in thousands). Same property NOI growth is estimated to be 6%+ year to date based on the midpoint of the estimated year-over-year increase.

	Nine Months Ended September 30,
	2023	2022
	Estimated		Actual
	Low	High (Unaudited)
Net income (loss)	$510,406	$564,132	($369,608)
Adjustments to reconcile to same property NOI
Management fee	643,800	643,800	621,556
Performance participation allocation	—	—	817,527
Depreciation and amortization	2,915,884	2,915,884	3,001,101
Income from unconsolidated entities	(400,016)	(361,920)	(51,502)
(Income) loss from investments in real estate debt	(649,151)	(587,327)	73,257
Change in net assets of consolidated securitization vehicles	(152,442)	(137,924)	68,407
Income from interest rate derivatives	(311,212)	(281,572)	(2,504,874)
Net gain on dispositions of real estate	(1,863,767)	(1,686,265)	(740,395)
Interest expense	2,288,086	2,528,938	1,483,991
NOI from unconsolidated entities	569,786	629,764	506,204
NOI attributable to non-controlling interests in third party joint ventures and BREIT OP unit holders	(337,282)	(305,160)	(75,881)
Other	642,008	709,588	703,589

NOI attributable to BREIT stockholders	3,856,100	4,631,938	3,533,372
Less: Non-same property NOI attributable to BREIT stockholders	1,327,237	1,973,389	1,095,322
Same property NOI attributable to BREIT stockholders	$2,528,863	$2,658,549	$2,438,050

Past performance does not guarantee future results. Financial data is estimated and unaudited. All figures as of September 30, 2023 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

1.

Represents Class I shares. Please refer to page 4 for additional performance periods for all BREIT share classes. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance is historical and does not predict future returns. Inception to date (“ITD”) returns are annualized consistent with the IPA Practice Guideline 2018. Third quarter and year to date returns are not annualized.

2.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return as of September 30, 2023. BREIT’s Class I inception date is January 1, 2017. During the period from January 1, 2017 to September 30, 2023, BREIT Class I’s annualized total net return of 11.6% was 3.7x greater than the MSCI U.S. REIT Index annualized total return of 3.2%. See Index Definitions for more information about the MSCI U.S. REIT index.

3.

Peer set consists of Ares Real Estate Income Trust, Brookfield Real Estate Income Trust, JLL Income Property Trust, Nuveen Global Cities REIT and Starwood Real Estate Income Trust. Average peers return reflects simple average of the peer set. BREIT’s Class I net return for the 1-year period ended September 30, 2023 was 2.6%, and the non-listed REIT peer average was -5.2%. 1-year net returns for the other share classes as of September 30, 2023: Class D shares (no sales load) 2.3%; Class D shares (with sales load) 0.8%; Class S shares (no sales load) 1.7%; Class S shares (with sales load) -1.8%; Class T shares (no sales load) 1.7%; Class T shares (with sales load) -1.8%. Performance for each peer varies; some peers have higher performance than BREIT or the foregoing average and/or have higher performance than BREIT or such average over different periods. Please refer to the websites and public filings of each issuer for its financial and returns information. This group of issuers was selected by us as our peer set given they are the current larger and more active group of net asset value based non-listed REITs (“NAV REITs”) sponsored by other large investment managers. This peer set does not represent all of the NAV REITs or other non-traded REITs in existence. Other NAV REITs may use methodologies to calculate their NAV and returns that differ from BREIT’s. There are other differences among the peer set of NAV REITs which are not reflected above.

4.

Includes industrial, student housing, data centers and affordable housing only. Reflects year-over-year market rent growth. Overall year-over-year market rent growth in BREIT’s portfolio markets, weighted by BREIT’s real estate asset value in each sector, was 6% as of September 30, 2023. Industrial reflects Blackstone Proprietary Data as of September 30, 2023 and represents 8% market rent growth in BREIT’s U.S. industrial markets weighted by same property square footage at BREIT’s share. Student housing reflects Blackstone Proprietary Data as of October 13, 2023 and represents 9% increase in rents for

2023-24 academic year compared to 2022-23 academic year based on 97% pre-leasing to date; assumes current asking rents are achieved for the remainder of the lease-up, of which there can be no assurance, and this information should not be considered an indication of future performance. Data Centers reflect Wells Fargo estimate as of April 20, 2023 and represents 22% estimated year-over-year U.S. data center rent growth for the full year 2023. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance. Affordable housing reflects Blackstone Proprietary Data as of September 30, 2023 and represents 6% increase in maximum legal rents for 2023.
5.

Sunbelt reflects the South and West regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”). Diversification does not assure a profit or protect against a loss in a declining market. A diversified portfolio does not eliminate risk or indicate a higher level of returns. Reflects comparison between the South and West regions versus the rest of the United States as defined by NCREIF. Population growth reflects U.S. Bureau of Economic Analysis, as of June 30, 2023. Represents 5-year compound annual growth rate of population from mid-quarter Q1 2018 to mid-quarter Q1 2023. Job growth reflects U.S. Bureau of Labor Statistics data as of June 30, 2023. Represents 5-year compound annual growth rate of seasonally adjusted employees on nonfarm payrolls from April 2018 to May 2023. Wage growth reflects U.S. Bureau of Labor Statistics, as of June 30, 2023. Represents 5-year compound annual growth rate of employment-weighted average weekly wages from Q4 2018 to Q4 2022. While BREIT generally seeks to acquire real estate properties located in growth markets, certain properties may not be located in such markets. Although a market may be a growth market as of the date of the publication of this material, demographics and trends may change and investors are cautioned on relying upon the data presented as there is no guarantee that historical trends will continue or that BREIT could benefit from such trends. “Region Concentration” represents regions as defined by NCREIF and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third-party interests in such real estate properties. “Non-U.S.” reflects investments in Europe and Canada. Our portfolio is currently concentrated in certain industries and geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.

6.

Cash flow growth refers to BREIT’s preliminary estimated year to date same property NOI growth for the nine months ended September 30, 2023 compared to the same period in the prior year (based on the midpoint of the preliminary estimated range of same property NOI). This data is not a comprehensive statement of our financial results for the nine months ended September 30, 2023, and our actual results may differ materially from this preliminary estimated data. Net Operating Income (“NOI”) is a supplemental non-generally accepted accounting principles (“GAAP”) measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) lease termination fees, (vi) property expenses not core to the operations of such properties, and (vii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f) change in net assets of consolidated securitization vehicles, (g) income from interest rate derivatives, (h) net gain (loss) on dispositions of real estate, (i) interest expense, (j) gain (loss) on extinguishment of debt, (k) other income (expense), and (l) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. We define stabilization for the property as the earlier of (i) achieving 90% occupancy or (ii) 12 months after receiving a certificate of occupancy. Properties held-for-sale, properties that are being redeveloped, and interests in unconsolidated entities under contract for sale with hard deposit or other factors ensuring the buyer’s performance are excluded from same property results and are considered non-same property. We do not consider our investments in the real estate debt segment or equity securities to be same property. For more information, please refer to BREIT’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2023 and the prospectus. Additionally, please refer to page 8 for a reconciliation of preliminary estimated GAAP net income (loss) to preliminary estimated same property NOI for the year to date periods ended September 30, 2023 and 2022. Based on 3.7% inflation reflecting U.S. Bureau of Labor Statistics data as of September 30, 2023 and represents the Consumer Price Index, which measures year-over-year changes in the prices paid by all urban consumers for a basket of goods and services consisting of all items in U.S. city average, not seasonally adjusted. NOI may not be correlated to or continue to keep pace with inflation and may slow as inflation slows. Year to date, inflation has ranged from 6.4% in January 2023 to a low of 3% in June 2023.

7.

Blackstone Proprietary Data, as of September 30, 2023. Represents our estimate of the average embedded rent growth potential of BREIT’s portfolio based on the difference between current in-place rents and current achievable market rents. This is not a measure, or indicative, of overall portfolio performance or returns. Individual BREIT property sectors may have lower embedded growth potential, including rental housing, which accounts for 53% of BREIT’s real estate asset value as of September 30, 2023, and has an average 6% embedded rent growth potential as of September 30, 2023. BREIT’s portfolio has a 3.9-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For more information on BREIT’s property sectors and a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. Embedded rent growth will not directly correlate with increased performance or returns and is presented for illustrative purposes only and does not constitute forecasts. There can be no assurance that any such results will actually be achieved. A number of factors, including operating expenses as described in Note 6 will impact BREIT’s net performance or returns. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change.
8.

Industrial supply reflects CoStar, as of September 30, 2023. Represents a 78% decline in new construction starts in the industrial sector from 2022 peak of the quarter ended June 30, 2022 to the quarter ended September 30, 2023. As of September 30, 2023, the industrial sector accounted for 25% of BREIT’s real estate asset value.

9.

Multifamily supply reflects U.S. Census Bureau, as of September 30, 2023. Represents decline in seasonally adjusted annualized rate of U.S. new privately owned multifamily starts from 2022 peak of the trailing three-month period ended November 30, 2022 to the trailing three month period ended September 30, 2023. Privately owned multifamily starts are distinct from U.S. Census permits and completions figures and total housing starts (which include both single family and multifamily), which may differ in volume over a given period. As of September 30, 2023, the multifamily (including senior housing) and affordable housing sectors accounted for 25% and 8% of BREIT’s real estate asset value, respectively.

10.

Wells Fargo estimated as of April 20, 2023. Represents estimated year-over-year U.S. data center rent growth for the full year 2023. There can be no assurance that such rents will actually be achieved, and this information should not be considered an indication of future performance.

11.	Declining market vacancy represented by DatacenterHawk, as of September 30, 2023 Blackstone Proprietary Data, as of June 30, 2023.
12.

Based on leased megawatts at acquisition vs. September 30, 2023 (at 100% ownership). As of September 30, 2023, BREIT’s ownership in QTS was 33.5% and the QTS investment accounted for 6.5% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current terms, or at all, and this information should not be considered an indication of future performance.

13.

Reflects total cost for committed development projects as of September 30, 2023, at 100% ownership. As of September 30, 2023, BREIT’s ownership in QTS was 33.5% and the QTS investment accounted for 6.5% of BREIT’s real estate asset value. Development margin is estimated and calculated as the estimated asset value upon stabilization minus total development costs, divided by total development costs. Reflects signed leases and leases currently in negotiation. There can be no assurance that these leases will commence on their current terms, or at all, and this information should not be considered an indication of future performance.

14.

“Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third-party interests in such real estate investments. Rental Housing includes the following subsectors comprising over 1.0% of real estate asset value: multifamily (25%, including senior housing, which accounts for <1%), student housing (10%), single family rental housing (10%, including manufactured housing, which accounts for 1%) and affordable housing (8%). Please see the prospectus for more information on BREIT’s investments.

15.

As of September 30, 2023. Percentage fixed-rate financing is measured by dividing (i) the sum of our consolidated fixed-rate debt, secured financings on investments in real estate debt, and the outstanding notional principal amount of corporate and consolidated interest rate swaps, by (ii) total consolidated debt outstanding inclusive of secured financings on investments in real estate debt.

16.

Duration reflects the remaining weighted average duration of fixed and swapped consolidated property level and entity level debt, and excludes BREIT’s pro rata share of debt within its unconsolidated real estate investments. Reflects the weighted average interest rate of consolidated property level and entity level debt, adjusted for BREIT’s corporate and consolidated property swaps, and excludes BREIT’s pro rata share of debt within its unconsolidated real estate investments.

17.

Refers to the up to 2% of NAV monthly repurchase limit and up to 5% of NAV quarterly repurchase limit under BREIT’s share repurchase plan. Repurchases are limited to 2% of aggregate NAV per month (measured using the aggregate NAV as of the end of the immediately preceding month) and 5% of aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the immediately preceding three months) (in each case, including repurchases at certain non-U.S. investor access funds primarily created to hold shares of BREIT). For the avoidance of doubt, both of these limits are assessed each month in a calendar quarter. BREIT has in the past, and may in the future, receive repurchases requests that exceed the limits under BREIT’s share repurchase plan, and BREIT has in the past repurchased less than the full amount of shares requested, resulting in the repurchase of shares on a pro rata basis. BREIT is not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in BREIT’s discretion. Further, BREIT’s board of directors has the discretion to make exceptions to, modify or suspend BREIT’s share repurchase plan (including to make exceptions to the repurchase limitations or purchase fewer shares than such repurchase caps). See BREIT’s prospectus, periodic reporting and www.breit.com for more detailed information. Shares outstanding for less than one year will be repurchased at 98% of the then-current transaction price.

18.	Refers to aggregate repurchase requests fulfilled from November 30, 2022 to September 30, 2023.
19.

Refers to shares accepted for repurchase from November 30, 2022 to September 30, 2023 and from July 31, 2023 to September 30, 2023, respectively, assuming an investor has submitted full repurchase requests monthly. There is no assurance that repurchases in future periods will be made at the same level as prior periods, which could result in a longer repurchase schedule.

20.

Blackstone Proprietary Data, as of September 30, 2023. Reflects the percent change in BREIT’s assumed exit cap rate and discount rate for its real estate portfolio from December 31, 2021 to September 30, 2023, weighted by BREIT’s asset value in each sector for the respective time period. BREIT’s asset values are calculated monthly through a robust valuation process and include ground-up, asset-by-asset valuations that reflect real time inputs, allowing us to make dynamic adjustments as the market evolves. For further information, please refer to the ‘Net Asset Value Calculation and Valuation Guidelines’ in BREIT’s prospectus, which describe our valuation process and the independent third parties who assist us.

21.

As of September 26, 2023. Includes dispositions closed and under non-refundable contract. Includes $2.9B of assets under non-refundable contract. Premium represents an average of the gross sales price of BREIT assets sold relative to BREIT’s real estate asset values as of three months prior to sale for those assets. Analysis excludes sales in our single family rental housing and affordable housing sectors where certain third parties, including existing tenants and joint venture partners, have certain buyout rights that may not be reflective of market value. There can be no assurance that dispositions under non-refundable contract but not yet closed will close as expected or at all. Profit reflects BREIT’s net sale proceeds and cumulative income. These transactions may not be representative of future dispositions or BREIT’s other portfolio holdings.

22.

Reflects the current month’s Class I distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Annualized distribution rate for the other share classes: Class D: 4.3%; Class S: 3.6%; Class T: 3.7%. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, return of capital or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. As of June 30, 2023, 100% of inception to date distributions were funded from cash flows from operations.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in BREIT differs from the MSCI U .S. REIT Index in that BREIT is not a publicly traded U.S. Equity REIT. The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: October 30, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary